SOFTWARE DEVELOPMENT AGREEMENT

This Agreement is made and entered into on November 3, 2025 (the "Effective Date") by and between:

Party 1 (Developer): Vinunique Eurasia Trade Limited, with address at Room 8, S- V, 6/F, Valiant Industrial Centre, 2-12 Au Pui Wan Street, Fotan, NT, Hong Kong, represented by Maidaniuk Andrii, Director.

Party 2 (Client): Nex Neo Tech Inc., with address at 100 24th Street West, Billings, MT 59102, USA, represented by Anastasiia Reish, Director.

Hereinafter collectively referred to as the "Parties" and individually as a "Party".

1.	Subject of the Agreement

The Developer agrees to provide API and website development services for the Client in accordance with the technical specifications and scope of work described herein and in Attachment A (Project Breakdown & Cost Calculation), which forms an integral part of this Agreement.

2.	Scope of Work and Project Stages

The project is divided into two (2) main phases as follows:

Phase 1 – API Image-to-Text Generator Development

•	Dates: November 3, 2025 – January 23, 2026

•      Description: Development of the API including requirements analysis, architecture, core OCR and AI model implementation, endpoint structuring, testing, and optimization.

•	Total Cost: USD 48,800 (Forty-Eight Thousand Eight Hundred).
•	Payment: Payable upon completion of Phase 1.

Phase 2 – Blog Section Development

•	Dates: January 26, 2026 – February 27, 2026

•      Description: Development of the website’s Blog Section, including UI/UX design, frontend and backend setup, admin panel integration, SEO optimization, CMS tools, and final testing.

•	Total Cost: USD 31,435 (Thirty-One Thousand Four Hundred Thirty-Five).
•	Payment: Payable upon completion of Phase 2.

3.	Completion Date

The final stage (Phase 2) is scheduled for completion on February 27, 2026 (“Completion Date”).

4.	Payment Terms
4.1.	The total cost of services is USD 80,235, as detailed in Attachment A.
4.2.	Payments shall be made as follows:
-	USD 48,800 upon completion of Phase 1 (by January 23, 2026).
-	USD 31,435 upon completion of Phase 2 (by February 27, 2026).

The Client may make payments for each Phase in multiple installments at their discretion. However, the full payment for each respective Phase must be completed before the scheduled completion date of that Phase.

4.3.	All payments shall be made to the Developer’s designated bank account.

4.4.   Any additional features or scope changes requested by the Client shall be subject to a separate written agreement or addendum.

5.	Transfer of Rights

All intellectual property rights to the deliverables developed under each phase shall transfer to the Client upon completion of the respective phase, regardless of whether full payment has been made by that time, as follows:

-	Rights to the API Image-to-Text Generator shall transfer to the Client on January 23, 2026.
-	Rights to the Blog Section shall transfer to the Client on February 27, 2026.

6.	Confidentiality

Both Parties agree to maintain the confidentiality of all proprietary information received from the other Party during the term of this Agreement.

7.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of either Hong Kong or the State of Montana, USA, as mutually agreed by the Parties in writing.

8.	Miscellaneous

Any amendments or modifications to this Agreement shall be made in writing and signed by both Parties.

Signatures

Developer: /s/ Vinunique Eurasia Trade Limited Date: November 3, 2025

Client: /s/ Nex Neo Tech Inc. Date: November 3, 2025

Attachment A – Project Breakdown & Cost Calculation

Project Component	Responsible Role	Allocat ed Hours	Rate per Hour (USD)	Estimated Cost (USD)
Phase 1: API Image-to-Text Generator Development		650		48,800
1.1 Requirements Analysis & Research	Project Manager / Analyst	70	60	4200
1.2 Architecture & System Design	System Architect	80	80	6400
1.3 Core Algorithm Implementation (OCR + AI Models)	AI Developer / Data Scientist	220	80	17600
1.4 API Integration & Endpoint Structuring	Backend Developer	160	80	12800
1.5 Testing & Quality Assurance	QA Engineer	80	65	5200
1.6 Deployment & Optimization	DevOps Engineer	40	65	2600
Phase 2: Blog Section Development		445		31,435
2.1 UI/UX Design & Wireframing	UI/UX Designer	90	60	5400
2.2 Frontend Development	Frontend Developer	83	75	6225
2.3 Backend Development & Database Setup	Backend Developer	72	80	5760
2.4 Admin Panel Integration	Full Stack Developer	70	80	5600
2.5 SEO Optimization & Performance Setup	SEO Specialist	50	65	3250
2.6 Content Management Tools	QA Engineer	30	65	1950
2.7 Testing & Launch Preparation	QA Engineer	50	65	3250
Total		1095		80235

Signatures

Developer: /s/ Vinunique Eurasia Trade Limited Date: November 3, 2025

Client: /s/ Nex Neo Tech Inc. Date: November 3, 2025